UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 3, 2019

Genesee & Wyoming Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 West Avenue Darien, Connecticut		06820
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 202-8900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	GWR	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 3, 2019, Genesee & Wyoming Inc. (“G&W”) held its special meeting of stockholders (the “Special Meeting”) in connection with the Agreement and Plan of Merger, dated July 1, 2019 (as amended or modified from time to time, the “Merger Agreement”), among G&W, DJP XX, LLC (“Parent”) and MKM XXII Corp. (“Merger Sub”), a wholly-owned subsidiary of Parent, pursuant to which Merger Sub will be merged with and into G&W and G&W will survive the merger as a wholly-owned subsidiary of Parent (the “Merger”). As of the close of business on August 19, 2019, the record date for the Special Meeting, there were 56,610,439 shares of G&W’s Class A common stock issued and outstanding, representing 56,610,439 votes, and 376,392 shares of G&W’s Class B common stock issued and outstanding, representing 3,763,920 votes, of which 50,107,423 votes (approximately 83.0% of the votes on the record date) were represented in person or by proxy at the Special Meeting. The results for each of the matters voted on at the Special Meeting are set forth below:

Proposal I – Adoption of the Merger Agreement (the “Merger Proposal”).

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
50,030,723	63,021	13,679	N/A

The Merger Proposal was approved by an affirmative vote of the holders of approximately 82.9% of the voting power of the shares of G&W common stock outstanding as of the close of business on the record date.

Proposal II – Approval, on a non-binding advisory basis, of certain compensation that will or may be paid by G&W to its named executive officers that is based on or otherwise relates to the Merger (the “Compensation Proposal”).

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
28,545,132	20,452,451	1,109,840	N/A

The Compensation Proposal was approved on an advisory basis by the holders of approximately 57.0% of the voting power of the shares of G&W common stock present in person or represented by proxy at the Special Meeting.

Proposal III – Adjournment of the Special Meeting from time to time, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the Merger Proposal if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

In connection with the Special Meeting, G&W solicited proxies with respect to the Adjournment Proposal. Because there were sufficient votes from G&W stockholders to approve the Merger Proposal, adjournment of the Special Meeting was unnecessary and the Adjournment Proposal was not called.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee & Wyoming Inc.

October 3, 2019	/s/ Allison M. Fergus
Name: Allison M. Fergus
(Date)	Title: General Counsel and Secretary